UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported) February 1, 2005


                                 Zanett, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                           0-27068                   56-43895
(State or other jurisdiction     (Commission              (IRS Employer
of incorporation)                 File Number)            Identification No.)


135 East 57th Street, 15th Floor, New York, NY               10022
     (Address of Principal Executive Offices)              (Zip Code)


Registrants telephone number, including area code:  (212) 980-4600



       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

- Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

- Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Definitive Material Agreement.

       On February 1, 2005, Zanett, Inc. (the Company) entered into a Distribution and Management Agreement (the DMA) with Sumner Harrington Ltd. (Sumner Harrington). Pursuant to the terms of the DMA, Sumner Harrington has agreed to act as the selling agent with respect to the Companys offering of up to $50 million in renewable unsecured subordinated notes, and to use its best efforts to offer the notes to the public on the Companys behalf.
The Company has agreed to reimburse Sumner Harrington for its out-of-pocket expenses incurred in connection with the offer and sale of the notes, as well as a commission equal to up to 3.00% of the principal amount of all notes sold. Sumner Harrington will also be paid an additional and ongoing portfolio management fee based on the principal balance of the notes outstanding, and an affiliate of Sumner Harrington has agreed to provide or manage the advertising and marketing functions related to the sale of the notes. The DMA provides for reciprocal indemnification between the Company and Sumner Harrington.

       Also on February 1, 2005, the Company entered into an Indenture (the Indenture) with U.S. Bank National Association, as trustee, under which the Company will issue the renewable unsecured subordinated notes. Pursuant to the terms of the Indenture, the Company may offer up to $50 million of notes from time to time with maturities ranging from three months to ten years. The interest rate of the notes will be established at the time when they are purchased by investors and will remain fixed throughout the term of the note. The notes are unsecured and will rank junior to any present or future senior debt of the Company. The holders of notes issued under the Indenture will have limited rights to rescind their investment or to request the repurchase of their notes by the Company. The Indenture contains limited restrictive covenants that require the Company to maintain a positive net worth and prohibit the Company from paying dividends on its capital stock if there is, or such dividend payment would cause, an event of default under the Indenture. For a description of certain events of default under the Indenture, see Item 2.03 below, which description is incorporated into this
Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

       On February 1, 2005, the Company entered into the Indenture with U.S. Bank National Association, as trustee, under which the Company will issue up to $50 million of renewable unsecured subordinated notes. Certain terms of the Indenture are described in Item 1.01 above, which description is incorporated into this Item 2.03 by reference.

       The Indenture provides that the trustee under the Indenture or a majority of in principal amount of the then outstanding notes may declare the unpaid principal of and any accrued interest on the notes to be due and payable immediately upon an event of default. The Indenture provides that each of the following constitutes an event of default: (i) the Companys failure to pay interest on a note within 30 days after the due date for such payment; (ii) the Companys failure to pay principal on a note within 10 days after the due date of such payment; (iii) the Companys failure to observe or perform any material covenant, condition, or agreement or its breach of any material representation or warranty, but only after notice of such failure or breach and the Companys failure to cure such failure or breach within 30 days after its receipt of such notice; and (iv) certain events of bankruptcy or insolvency with respect to the Company.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits.

1.1 Distribution and Management Agreement between Zanett, Inc. and Sumner Harrington Ltd., dated February 1, 2005 (incorporated herein by reference to
Exhibit 1.1 to the Companys Registration Statement on Form S-2/A (File No. 333-120524), as filed on February 1, 2005).

4.1 Indenture between Zanett, Inc. and U.S. Bank National Association, dated February 1, 2005 (incorporated herein by reference to Exhibit
4.1 to the Companys Registration Statement on Form S-2/A (File No. 333-120524), as filed on February 1, 2005).

SIGNATURES
       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ZANETT, INC.



Date:  February 7, 2005        By:
                                     Jack M. Rapport
                                     Chief Financial Officer

                               Exhibit Index

1.1 Distribution and Management Agreement between Zanett, Inc. and Sumner Harrington Ltd., dated February 1, 2005 (incorporated herein by reference to
Exhibit 1.1 to the Companys Registration Statement on Form S-2/A (File No. 333-120524), as filed on February 1, 2005).

4.1 Indenture between Zanett, Inc. and U.S. Bank National Association, dated February 1, 2005 (incorporated herein by reference to Exhibit 4.1 to the Companys Registration Statement on Form S-2/A (File No. 333-120524), as filed on February 1, 2005).